QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

McGladrey & Pullen
 Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
McLeodUSA Incorporated and Subsidiaries
Hiawatha, Iowa

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-141490) on Form S-1 of McLeodUSA Incorporated and Subsidiaries of our report dated March 21, 2007 relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Amendment No. 2 Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa
May 25, 2007

QuickLinks

  Exhibit 23.2